UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 26, 2017

Mercury Systems, Inc.
(Exact Name of Registrant as Specified in Charter)

Massachusetts	000-23599	04-2741391
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
50 Minuteman Road, Andover, Massachusetts 01810
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (978) 256-1300
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8- K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Charles A. Speicher, the Company’s Vice President, Controller, Chief Accounting Officer, and Assistant Treasurer, has informed the Company of his intention to leave his position with the Company effective in February of 2018. Mr. Speicher notified the Company of his intention to remain with Mercury until that time to assist with the search for his successor and facilitate an orderly transition of his responsibilities. In connection with this, the Company has entered into a retention bonus agreement with Mr. Speicher whereby he will be eligible for a retention bonus in the amount of $64,375.00 provided that he continues to perform his current duties as the Company’s Chief Accounting Officer through the filing of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending December 31, 2017 with the U.S. Securities and Exchange Commission.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 26, 2017	MERCURY SYSTEMS, INC.

	By:	/s/ Gerald M. Haines II
Gerald M. Haines II
Executive Vice President, Chief Financial Officer, and Treasurer

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